                                                                     Exhibit 3.1

FORM NO. 2

                                [GRAPHIC OMITTED]

                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                             ARLINGTON TANKERS LTD.
                   (hereinafter referred to as "the Company")

1.       The liability of the members of the Company is limited to the amount
         (if any) for the time being unpaid on the shares respectively held by them.

2.       We, the undersigned, namely,

NAME                       ADDRESS                   BERMUDIAN         NATIONALITY                   NUMBER OF
                                                     STATUS                                          SHARES
                                                     (Yes/No)                                        SUBSCRIBED

CHRISTOPHER G. GARROD      CLARENDON HOUSE              YES            BRITISH                       ONE
                           2 CHURCH STREET
                           HAMILTON HM 11
                           BERMUDA

GRAHAM B. R. COLLIS            "                        YES            BRITISH                       ONE

DAVID J. DOYLE                 "                        YES            BRITISH                       ONE

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.       The Company is to be an EXEMPTED Company as defined by the Companies
         Act 1981.

4.       The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

         N/A

5.       The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the
         Company is US$12,000.00.

6.       The objects for which the Company is formed and incorporated are -

         1.       TO ACT AND OR TO PERFORM ALL THE FUNCTIONS OF A HOLDING
                  COMPANY IN ALL ITS BRANCHES AND TO COORDINATE THE POLICY AND
                  ADMINISTRATION OF (I) ANY ENTITY OR ENTITIES WHEREVER
                  INCORPORATED, ESTABLISHED OR CARRYING ON BUSINESS WHICH ARE IN
                  ANY MANNER DIRECTLY OR INDIRECTLY OWNED OR CONTROLLED BY THE
                  COMPANY OR BY THE SAME ENTITY IN ANY MANNER DIRECTLY OR
                  INDIRECTLY OWNING OR CONTROLLING THE COMPANY OR (II) ANY GROUP
                  OF WHICH THE COMPANY OR ANY SUCH ENTITY OWNED OR CONTROLLED
                  BY, OR UNDER COMMON OWNERSHIP OR CONTROL WITH, THE COMPANY IS
                  A MEMBER;

         2.       TO PROVIDE AND OR PROCURE FINANCING AND FINANCIAL INVESTMENT,
                  MANAGEMENT AND ADVISORY SERVICES AND ADMINISTRATIVE SERVICES
                  TO ANY ENTITY IN WHICH THE COMPANY OWNS, DIRECTLY OR
                  INDIRECTLY AN EQUITY INTEREST (REGARDLESS OF WHETHER THE SAME
                  CARRIES ANY VOTING RIGHTS OR PREFERRED RIGHTS OR
                  RESTRICTIONS); AND, IN CONNECTION WITH ANY OF THE FOREGOING,
                  TO PROVIDE AND OR PROCURE CREDIT, CREDIT ENHANCEMENT,
                  FINANCIAL ACCOMMODATION, GUARANTEES, LOANS AND OR ADVANCES
                  WITH OR WITHOUT INTEREST OR BENEFIT TO THE COMPANY TO ANY SUCH
                  ENTITY AND TO LEND TO, DEPOSIT WITH AND OR CHARGE OR OTHERWISE
                  ENCUMBER IN FAVOUR OF ANY FINANCIAL INSTITUTION, FUND AND OR
                  TRUST, ALL OR ANY PROPERTY OF THE COMPANY AND OR ANY INTEREST
                  THEREIN TO PROVIDE SECURITY OR COLLATERAL FOR ANY FINANCING
                  PROVIDED TO ANY SUCH ENTITY;

         3.       TO ACT AS AN INVESTMENT COMPANY AND FOR THAT PURPOSE TO
                  ACQUIRE, HOLD UPON ANY TERMS, EITHER IN THE NAME OF THE
                  COMPANY OR THAT OF ANY NOMINEE, PERSONAL PROPERTY OF ALL
                  KINDS, INCLUDING WITHOUT LIMITATION, SHARES, STOCK,
                  DEBENTURES, DEBENTURE STOCK, OWNERSHIP INTERESTS, SWAPS,
                  HEDGING SECURITIES (INCLUDING PUT AND CALL OPTIONS) ANNUITIES,
                  NOTES, MORTGAGES, BONDS, OBLIGATIONS AND OTHER SECURITIES,
                  FOREIGN EXCHANGE, FOREIGN CURRENCY DEPOSITS AND COMMODITIES,
                  ISSUED OR GUARANTEED BY ANY COMPANY, PARTNERSHIP OR OTHER
                  ENTITY WHEREVER INCORPORATED, ESTABLISHED OR CARRYING ON
                  BUSINESS, OR BY ANY GOVERNMENT, SOVEREIGN, RULER,
                  COMMISSIONERS, PUBLIC BODY OR AUTHORITY, SUPREME, MUNICIPAL,
                  LOCAL OR OTHERWISE, BY ORIGINAL SUBSCRIPTION, TENDER,
                  PURCHASE, EXCHANGE, UNDERWRITING, PARTICIPATION IN SYNDICATES
                  OR IN ANY OTHER MANNER AND WHETHER OR NOT FULLY PAID UP, AND
                  TO MAKE PAYMENTS THEREON AS CALLED UP OR IN ADVANCE OF CALLS
                  OR OTHERWISE AND TO SUBSCRIBE FOR THE SAME, WHETHER
                  CONDITIONALLY OR ABSOLUTELY, AND TO HOLD THE SAME WITH A VIEW
                  TO INVESTMENT, BUT WITH THE POWER TO VARY ANY INVESTMENTS, AND
                  TO EXERCISE AND ENFORCE ALL RIGHTS AND POWERS CONFERRED BY OR
                  INCIDENT TO THE

                  OWNERSHIP THEREOF, AND TO INVEST AND DEAL WITH THE MONEYS OF
                  THE COMPANY UPON SUCH SECURITIES AND IN SUCH MANNER AS MAY BE
                  FROM TIME TO TIME DETERMINED (INCLUDING , WITHOUT LIMITATION,
                  ENTERING INTO, INVESTING IN AND REINVESTING IN FUTURES AND
                  FORWARD CONTRACTS, DERIVATIVE FINANCIAL INVESTMENTS, FOREIGN
                  EXCHANGE CONTRACTS AND RELATED OPTIONS THEREON).

         4.       TO ACQUIRE BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, CREATE,
                  MARKET, DESIGN, ASSEMBLE, MANUFACTURE, REPAIR, LEASE, HIRE,
                  LET, SELL, DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR
                  BENEFIT), MAINTAIN, IMPROVE, DEVELOP, MANAGE, INVENT, BUILD,
                  CONSTRUCT, OPERATE, PACKAGE AND OTHERWISE TRADE, INVEST OR
                  DEAL IN AND WITH PRODUCTS, FINANCIAL INSTRUMENTS, GOODS, AND
                  REAL AND PERSONAL PROPERTY OF ALL KINDS WHATSOEVER AND
                  WHERESOEVER SITUATED, AND ENTER INTO ARRANGEMENTS FOR OR WITH
                  RESPECT TO ANY OF THE FOREGOING;

         5.       TO PERFORM, PROVIDE, PROCURE, MARKET AND DEAL IN SERVICES AND
                  UNDERTAKINGS OF ALL KINDS;

         6.       TO ADVISE AND ACT AS CONSULTANTS AND MANAGERS OF ALL KINDS
                  AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO
                  PROVIDE INVESTMENT AND FINANCIAL ADVICE, CONSULTATION AND
                  MANAGEMENT SERVICES;

         7.       TO RESEARCH, CREATE, DEVELOP, INVENT, IMPROVE, DISCOVER,
                  DESIGN, COLLATE AND DRAFT ORIGINAL WORKS, SOFTWARE,
                  INVENTIONS, DESIGNS, CONCEPTS, FORMULAS, PROCESSES,
                  STRATEGIES, METHODOLOGIES AND THE LIKE, AND ACQUIRE, BUILD,
                  OWN, HOLD, SELL, LEASE, LICENSE, DISPOSE OF (WITH OR WITHOUT
                  CONSIDERATION OR BENEFIT), MARKET, FRANCHISE, AND OTHERWISE
                  EXPLOIT AND DEAL IN OR WITH ALL INTELLECTUAL AND INTANGIBLE
                  PROPERTY RIGHTS PERTAINING THERETO WHETHER REGISTERED OR NOT,
                  INCLUDING BUT NOT LIMITED TO TRADE AND SERVICE MARKS, TRADE
                  NAMES, COPYRIGHTS, COMPUTER SOFTWARE, INVENTIONS, DESIGNS,
                  PATENTS, PROVISIONAL PATENTS, UTILITY MODELS, TRADE SECRETS,
                  CONFIDENTIAL INFORMATION, KNOW HOW, GET-UP AND ANY OTHER
                  RIGHTS AND PRIVILEGES VESTING IN OR ATTACHING THERETO;

         8.       TO EXPLORE FOR, DRILL FOR, MINE FOR, QUARRY FOR, MOVE,
                  TRANSPORT, AND REFINE METALS, MINERALS, FOSSIL FUEL,
                  PETROLEUM, HYDROCARBON PRODUCTS INCLUDING, WITHOUT LIMITING
                  THE GENERALITY OF THE FOREGOING, OIL AND OIL PRODUCTS, AND
                  PRECIOUS STONES OF ALL KINDS AND TO PREPARE THE SAME FOR SALE
                  OR USE;

         9.       TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR
                  SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT
                  CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF
                  ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF
                  INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR
                  CONFIDENCE;

         10.      TO OWN, MANAGE, OPERATE, ACT AS AGENTS WITH RESPECT TO, BUILD,
                  REPAIR, ACQUIRE, OWN, SELL, CHARTER, OR DEAL IN SHIPS AND
                  AIRCRAFT;

         11.      TO LEND TO OR DEPOSIT WITH ANY PERSON FUNDS, PROPERTY OR
                  ASSETS AND TO PROVIDE COLLATERAL OR CREDIT ENHANCEMENT FOR
                  LOANS, LEASING OR OTHER FORMS OF FINANCING, WITH OR WITHOUT
                  CONSIDERATION OR BENEFIT;

         12.      TO CREATE, ENTER INTO, UNDERTAKE, PROCURE, ARRANGE FOR,
                  ACQUIRE BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, SELL OR
                  OTHERWISE DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR
                  BENEFIT), TRADE, INVEST AND OR OTHERWISE DEAL IN, WHETHER ON A
                  SPECULATIVE BASIS OR OTHERWISE, ALL AND OR ANY KIND OF
                  (INCLUDING WITHOUT LIMITATION ALL AND OR ANY COMBINATIONS OF
                  AND ALL AND OR ANY RIGHTS OR INTERESTS UNDER) INSTRUMENT,
                  AGREEMENT, CONTRACT, COVENANT AND UNDERTAKING, INCLUDING
                  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DERIVATIVE
                  INSTRUMENT, AGREEMENT OR CONTRACT, OPTION, SWAP OPTION
                  CONTRACT, BOND, WARRANT, DEBENTURE, EQUITY, FORWARD EXCHANGE
                  CONTRACT, FORWARD RATE CONTRACT, FUTURE, HEDGE, SECURITY,
                  NOTE, CERTIFICATE OF DEPOSIT, UNIT, GUARANTEE AND OR FINANCIAL
                  INSTRUMENT; AND

         13.      TO CARRY ON ANY TRADE OR BUSINESS WHICH CAN, IN THE OPINION OF
                  THE BOARD OF DIRECTORS, BE ADVANTAGEOUSLY CARRIED ON BY THE
                  COMPANY.

7.       POWERS OF THE COMPANY

         1.         THE COMPANY SHALL, PURSUANT TO SECTION 42 OF THE COMPANIES
                    ACT 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH
                    ARE, AT THE OPTION OF THE HOLDER, LIABLE TO BE REDEEMED.

         2.         THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES
                    ACT 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

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           (Subscribers)                            (Witnesses)

SUBSCRIBED this 16TH DAY OF SEPTEMBER, 2004